                                                         Exhibit No. EX-99.g.1.a

                                    FUND LIST
                                       to
                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                              GARTMORE MUTUAL FUNDS
                               DATED APRIL 4, 2003

                      Amended, Effective December 15, 2006

Fund Name

Gartmore Short Duration Bond Fund (formerly Gartmore Morley Capital Accumulation
         Fund)
Gartmore Large Cap Value Fund
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund)
Gartmore Nationwide Fund
Gartmore Growth Fund
Gartmore Mid Cap Growth Leaders Fund (formerly Gartmore Millennium Growth Fund)
Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Money Market Fund
Gartmore Bond Fund
Gartmore Tax-Free Income Fund
Gartmore Government Bond Fund
Gartmore High Yield Bond Fund
Gartmore Value Opportunities Fund
NorthPointe Small Cap Value Fund
Gartmore U.S. Growth Leaders Fund
Gartmore Global Technology and Communications Fund
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund
Gartmore Global Health Sciences Fund
Gartmore Global Financial Services Fund Gartmore
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
Gartmore Enhanced Income Fund (formerly Gartmore Morley Enhanced Income Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)
Gartmore International Index Fund (formerly Nationwide International Index Fund)
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap Market Index
         Fund)
Gartmore Investor Destinations Aggressive Fund
Gartmore Investor Destinations Moderately Aggressive Fund
Gartmore Investor Destinations Moderate Fund
Gartmore Investor Destinations Moderately Conservative Fund
Gartmore Investor Destinations Conservative Fund
Gartmore U.S Growth Leaders Long-Short Fund (formerly Gartmore Long-Short Equity
         Plus Fund)
Gartmore China Opportunities Fund
Gartmore Global Natural Resources Fund
Gartmore Optimal Allocations Fund: Aggressive (formerly Actively Managed
         Aggressive Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Moderately Aggressive (formerly Actively
         Managed Moderately Aggressive Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Moderate (formerly Actively Managed Moderate
         Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Specialty (formerly Actively Managed
         Specialty Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Defensive*
NorthPointe Small Cap Growth Fund
Gartmore Small Cap Leaders Fund
Gartmore Hedged Core Equity Fund
Gartmore Small Cap Growth Opportunities Fund
Gartmore Small Cap Value Fund
Gartmore Small Cap Core Fund
Gartmore Market Neutral Fund

*    Effective  December 15, 2006  following  approval at the September 13, 2006
     Board Meeting.